Exhibit 99(a)

News Release
5 Sarnowski Drive, Glenville, New York, 12302

Subsidiary: Trustco Bank		NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo to Release Fourth Quarter
Results on January 22, 2013;
Conference Call on January 23, 2013

FOR IMMEDIATE RELEASE:

Glenville, New York – January 14, 2013

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that it will release fourth quarter results after the market close on January 22, 2013.  Results are released on the 21st of the reporting months (January, April, July and October), or on the next day that equity markets are open if the 21st falls on a weekend or holiday.  A conference call to discuss the results will be held at 9:00 a.m. Eastern Time on January 23, 2013.  Those wishing to participate in the call may dial toll-free 1-888-317-6016.  International callers must dial + 1-412-317-6016.   A replay of the call will be available until April 24, 2013 by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10023478.

The call will also be audio webcast at: http://services.choruscall.com/links/trst130123.html, and will be available until January 23, 2014.  The earnings press release will be posted on the Company’s Investor Relations website at: http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=100465.  Other information, including the Company’s most recent annual report, proxy statement and filings with the Securities and Exchange Commission can also be found at this website.TrustCo Bank Corp is a $4.4 billion savings and loan holding company and through its subsidiary, Trustco Bank, operates 138 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.  For more information, visit www.trustcobank.com.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.

The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.